Exhibit 99.1

CVD Equipment Corporation Appoints Kelly S. Walters to its Board of Directors

RONKONKOMA, N.Y., (Business Wire) – September 16, 2009 -- CVD Equipment Corporation (Nasdaq:CVV-News) today announced that Kelly S. Walters has been appointed to its Board of Directors. With the addition of Mr. Walters, the board has been expanded to six directors.

Mr. Walters, 38, is founder and managing member of Walters Advisory LLC, a management consulting firm. He has over 14 years of broad corporate finance and M&A experience having represented alternative energy, clean technology, climate policy, advanced materials, chemicals and nanotechnology clients. From 2007 until 2009 Mr. Walters was a principal at ThinkEquity Partners and a principal in the firm’s Greentech and Enabling Technologies investment banking team. From 2003 until 2007, he was an investment banker with Morgan, Joseph & Co. He began his investment banking career with Lehman Brothers in 2000 in the firm’s Global Chemicals and Industrials Group. Prior to beginning his investment banking career he was advisory financial analyst for global strategic projects in the corporate planning department of Lexmark International, Inc. Mr. Walters earned an MA at The Patterson School of Diplomacy and International Commerce at the University of Kentucky. Mr. Walters also earned an MBA in Finance and a BA in Economics at the University of Kentucky. He is a Chartered Financial Analyst (CFA) charterholder, a Certified Management Accountant (CMA) and a Certified Financial Manager (CFM).

Leonard Rosenbaum, President and Board Chairman of CVD Equipment Corporation (CVD) said, “Kelly’s personal energy and financial acumen are valuable additions to our board. CVD is at the center of some of the most exciting technological developments in the world today, and Kelly brings more than just expertise in these markets: His personal energy, vast financial and banking experience and keen market knowledge add vital perspective to our BOD as we structure CVD for growth. We are very pleased to welcome him and look forward to his contribution.”

About CVD Equipment Corporation:

CVD Equipment Corporation owns and operates three divisions: Together the CVD and First Nano product groups form the CVD/First Nano Division. The CVD product group designs and builds pilot and production Chemical Vapor Deposition processes for a multitude of applications and serves primarily the industrial and solar/energy markets. The First Nano product group manufactures the EasyTube equipment product line used by researchers around the world to develop and grow a wide variety of next generation Nanowire, Nanotube and Thin Film Materials. The CVD/First Nano Division also operates an Application Laboratory where it develops advanced processes and solutions to facilitate the commercialization of emerging technologies in solar/nano and green field. The Stainless Design Concepts Division manufactures Ultra High Purity (UHP) gas and chemical delivery systems for state-of-the-art Semiconductor fabrication, Solar, Energy and Research and offers complete gas and chemical delivery product lines. The Conceptronic Research International Division supplies reflow ovens and rework stations to the Printed Circuit Board assembly market and ball attach ovens to the back-end semi-conductor packaging industry. It also develops custom industrial inline oven based systems that process materials with controlled gas atmospheres and temperature profiles.

This press release contains forward-looking statements set within the meaning of the Private Securities Litigation Reform Act of 1995, except for historical information contained herein; the matters set forth in this news release are forward-looking statements. Readers should note that the forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including, without limitation, the uncertainties discussed under the caption “Risk Factors” in the Company’s Registration Statement on Form S-1 filed with the SEC on July 3, 2007, as subsequently amended, which discussion is incorporated herein by reference. Readers should also read the periodic filings and current Form 8-K reports of the Company.

For further information contact: Investor Relations, Phone: 631 981-7081, Fax: 631 981-7095 or email: investorrelations@cvdequipment.com

For further information Contact: CVD Equipment Corporation, Karen Hamberg,

Phone: 631-981-7081, Fax: 631-981-7095 or email: info@cvdequipment.com